Exhibit 1.1

ACTIVATE PERMANENT CAPITAL CORP.

(a Delaware corporation)

25,000,000 Units

UNDERWRITING AGREEMENT

Dated: [●], 2021

Activate Permanent Capital Corp.

(a Delaware corporation)

25,000,000 Units

UNDERWRITING AGREEMENT

[●], 2021

BofA Securities, Inc.

Citigroup Global Markets, Inc.

as Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park
New York, New York 10036

c/o Citigroup Global Markets, Inc.

388 Greenwich Street, 7th Floor

New York, New York 10013

Ladies and Gentlemen:

Activate Permanent Capital Corp., a Delaware corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”) and Citigroup Global Markets, Inc. (“Citigroup”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA and Citigroup are acting as representatives (in such capacity, collectively, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Units of the Company set forth in Schedule A hereto, totaling 25,000,000 Units in the aggregate, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 3,750,000 additional Units. Each Unit consists of one share of Class A common stock, par value $0.0001, of the Company (collectively, the “Class A Shares”), and one-third of one warrant of the Company to purchase one Class A Share (collectively, the “Warrants”). The aforesaid 25,000,000 Units (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 3,750,000 additional Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333- ), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and the Rule 430A Information, is herein called, collectively, the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [__:00 P./A.M.], New York City time, on [●], 2021 or such other time as agreed by the Company and BofA.

“General Disclosure Package” means the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

On March 16, 2021 the Company was initially formed for the purpose of effecting a merger, share exchange, share purchase, reorganization or similar business combination (a “Business Combination”).

On the date hereof, APCC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), has committed to purchase in a private placement an aggregate of 5,666,667 private placement warrants to purchase Class A Shares (or up to 6,166,667 Private Placement Warrants if the option to purchase Option Securities as provided in Section 2 herein is exercised in full) (the “Private Placement Warrants”), upon the terms specified in the Prospectus and the Company entered into a purchase agreement with the Sponsor (the “Private Placement Agreement”).

On March 22, 2021, the Company issued 7,187,500 shares of Class B common stock, par value $0.0001 (the “Founder Shares”), to the Sponsor for $25,000 pursuant to a Securities Subscription Agreement, dated as of March 22, 2021 (the “Subscription Agreement”).

The Company has entered into a Registration and Stockholder Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration and registration rights in respect of securities of the Company held by the Sponsor.

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee, pursuant to which the proceeds from the sale of the Private Placement Warrants and certain proceeds of the offering and sale of the Securities will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company and the Underwriters.

The Company has entered into a Warrant Agreement, dated as of the date hereof (the “Warrant Agreement”), with respect to the Warrants, the Private Placement Warrants and any warrants issued upon the conversion of working capital loans by the Sponsor, the Company’s officers and directors, or their respective affiliates (the “Working Capital Warrants”) with CST, as warrant agent, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants, the Private Placement Warrants and any Working Capital Warrants.

The Company has entered into a letter agreement, dated as of the date hereof (the “Insider Letter”), with the Sponsor and each of the Company’s officers and directors.

The Company has entered into an Administrative Support Agreement, dated as of the date hereof (the “Administrative Support Agreement”), pursuant to which the Sponsor has agreed to, among other things, make certain administrative support services available to the Company.

SECTION 1.          Representations and Warranties.

(a)          Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)                 Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the offering and sale of the Securities and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)               Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Written Testing-the-Waters Communication or Marketing Materials (as defined below), if any, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization and Short Positions” and the information under the heading “Underwriting–Electronic Distribution”, in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)             No Free Writing Prospectuses. The Company has not, directly or indirectly, prepared, used or referred to any “free writing prospectus” (as defined in Rule 405 under the 1933 Act).

(iv)              Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the 1933 Act or institutions that are “accredited investors” within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-2 hereto.

(v)                Company An Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto and at the Applicable Time, the Company was and is an “ineligible issuer,” as defined in Rule 405.

(vi)              Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication), the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii)            Independent Accountants. Marcum LLP has audited and certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus and is an independent public accountant firm as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii)          Financial Statements. The financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial condition of the Company at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(ix)              No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x)                Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Agreement, the Registration Rights Agreement, and the Insider Letter and the Administrative Support Agreement (collectively, the “Operative Agreements”) and to carry out the transactions contemplated hereby and thereby; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi)              Subsidiaries. The Company has no subsidiaries.

(xii)            Filing of a Form 8-A. The Company has filed with the Commission a Form 8-A (file number 001-[●]) providing for the registration of the Units, the Class A Shares and the Warrants under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission promulgated thereunder (collectively, the “1934 Act Regulations”), and such registration is in effect.

(xiii)          Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the exercise of convertible securities, warrants or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding shares or other ownership interests in the Company or warrants, options or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company.

(xiv)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv)            Authorization and Description of Securities, the Class A Shares and the Warrants. The Securities to be purchased by the Underwriters from the Company and the Class A Shares included in the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when the Securities are issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued and, in the case of the Securities, fully paid and non-assessable. The certificates for the Securities and the Class A Shares are in due and proper form. The Warrants included in the Securities have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when the Securities are issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth herein, will be duly and validly issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally from time to time in effect or by equitable principles of general applicability (collectively, the “Enforcement Exceptions”). The issuance of the Securities, the Class A Shares included in the Securities and the Warrants included in the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Securities, the Class A Shares and the Warrants conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities, Class A Shares or Warrants is or will be subject to personal liability by reason of being such a holder.

(xvi)          Authorization and Description of the Private Placement Warrants. The Private Placement Warrants have been duly authorized for issuance and sale by the Company and, when issued and delivered in the manner set forth in the Private Placement Agreement against payment of the consideration set forth therein, will be duly and validly issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions. The Private Placement Warrants conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xvii)        Authorization and Description of the Founder Shares. The Founder Shares have been duly authorized for issuance and sale pursuant to the Subscription Agreement and are duly and validly issued, fully paid and non-assessable. The issuance of the Founder Shares was not subject to the preemptive or other similar rights of any securityholder of the Company. The sales of the Founder Shares by the Company to the Sponsor and by the Sponsor to its transferees were exempt from the registration requirements of the 1933 Act and any applicable other securities and blue sky laws. The Founder Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xviii)      Authorization of the Class A Shares Issuable Upon Exercise of the Warrants, the Private Placement Warrants or Working Capital Warrants, If Any, or Upon Conversion of the Founder Shares. The Class A Shares issuable upon exercise of the Warrants, the Private Placement Warrants or the Working Capital Warrants, if any, or upon conversion of the Founder Shares have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment of the consideration therefor pursuant thereto, will be duly and validly issued, fully paid and non-assessable. The issuance of such Class A Shares will not be subject to the preemptive or other similar rights of any securityholder of the Company. The holders of such Class A Shares will not be subject to personal liability by reason of being such holders. All corporate action required to be taken for the authorization, issuance and sale of such Class A Shares (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(xix)          Authorization of the Subscription Agreement and the Registration Rights Agreement. Each of the Subscription Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and is a valid and legally binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor, in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(xx)            Authorization of the Insider Letter. The Insider Letter has been duly authorized, executed and delivered by the Company, the Sponsor and, to the knowledge of the Company, each officer and director of the Company, respectively, and is a valid and legally binding agreement of the Company, the Sponsor and, to the knowledge of the Company, each such officer and director, respectively, enforceable against the Company, the Sponsor and, to the knowledge of the Company, each such officer and director, respectively, in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(xxi)          Authorization of the Trust Agreement and Warrant Agreement. Each of the Trust Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by CST, in its capacities as trustee and as warrant agent, is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(xxii)        Communications with Potential Business Combination Targets. Prior to the date hereof, neither the Company nor anyone on its behalf has, or as of the Closing Time or any Date of Delivery will have, selected any Business Combination target or initiated any substantive discussions, directly or indirectly, with any Business Combination target.

(xxiii)      Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xxiv)      Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxv)        Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which might result in a Material Adverse Effect, or which might materially and adversely affect its properties or assets or the consummation of the transactions contemplated in the Operative Agreements or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxvi)      Accuracy of Disclosures. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Party Transactions” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

(xxvii)    Description of Related Party Transactions, Contracts and Exhibits. There are no business relationships or related party transactions involving the Company or any other person required by the 1933 Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described as required. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxviii)  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Operative Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “Exchange”), state and non-U.S. securities and blue sky laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxix)      Compliance with FINRA Rules.

(a)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other form of “underwriting compensation,” as defined in Rule 5110 of FINRA’s Conduct Rules and the Supplementary Material to such rule): (i) to any person, as a finder’s fee, consulting and/or advisory fee or otherwise, in consideration of such person (A) raising capital for the Company or introducing to the Company persons who raised capital for or provided capital to the Company or (B) otherwise advising, or providing consulting to, the Company with respect to the offering and sale of the Securities; (ii) to any member of FINRA (a “Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, or to any immediate family member of any such associated person (as defined in FINRA Rule 5110), during the 180-day period prior to the initial filing date of the Registration Statement through the date of this Agreement other than payments to the Underwriters pursuant to this Agreement.

(b)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, during the period beginning 180 days prior to the initial filing date of the Registration Statement and ending on the effectiveness date of the Registration Statement, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(c)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, no officer or director of the Company, or beneficial owner of 10% or more of the outstanding shares of any class of the Company’s equity or equity-linked securities, as defined in FINRA Rule 5110 (whether registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”), is a “Participating Member,” as defined in Rule 5110 of FINRA’s Conduct Rules (a “Participating Member”), or a person associated or affiliated with a Participating Member.

(d)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, no Company Affiliate is the beneficial owner of 10% or more of the outstanding equity, including preferred equity, securities of any Participating Member.

(e)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus) will be paid by the Company to any Participating Member or any persons associated or affiliated with a Participating Member.

(f)                 Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential Participating Member in the offering and sale of the Securities within the 180-day period prior to the initial filing date of the Registration Statement through the date of this Agreement, and which is exercisable within 60 days following the Participating Member’s participating in the offering and sale of the Securities.

(g)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement through the date of this Agreement has any affiliation or association with any Participating Member, and the Company does not expect to issue any such securities during the 60-day period following the effective date of the Registration Statement. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Participating Member has a conflict of interest with the Company as such term is defined in FINRA Rule 5121.

(xxx)              Listing; Compliance with Exchange Rules. The Securities, the Class A Shares and the Warrants have been approved for listing on the Exchange, subject to official notice of issuance. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness date of the Registration Statement the Company and, to the Company’s knowledge, the officers and directors of the Company, in their capacities as such, will be in compliance with the phase-in requirements and all other provisions of the Exchange’s corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual.

(xxxi)            Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxii)            Title to Property. The Company owns or leases all such properties as are necessary to the conduct of its business and operations as presently conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiii)          Accounting Controls and Disclosure Controls. The Company maintains effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiv)          Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxv)           Payment of Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all United States federal income tax returns of the Company required by law to be filed have been filed, all United States federal income taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, and no assessment in connection therewith has been made against the Company. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxvi)          Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes to be consistent with industry standard, including directors and officers insurance, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(xxxvii)         Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxviii)         Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in, or which constitutes, a violation of Regulation M under the 1934 Act.

(xxxix)           Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl)               Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xli)              OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlii)              Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xliii)             Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Securities to any person with the intention of unlawfully influencing (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(xliv)           D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and the Company’s officers and directors and provided to the Underwriters is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers and directors to become inaccurate or incorrect.

(xlv)             No Rating. The Company does not have any debt or preferred securities that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(xlvi)          Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlvii)          Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, and any such data processed or stored by third parties on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”); (B) the Company has not been notified of, and has no knowledge of, any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xlviii)          No Integration. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the 1933 Act with the offering and sale of the Securities pursuant to the Registration Statement.

(xlix)           “Penny Stock” Securities. Upon delivery and payment for the Securities as of the Closing Time and any Date of Delivery, the Company will not be subject to Rule 419 under the 1933 Act and none of the Company’s outstanding securities will be deemed to be a “penny stock,” as defined in Rule 3a51-1 under the 1934 Act.

(l)                 Finder’s or Broker’s Fees. Except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(li)                Ownership in Entities. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(lii)                No Contractual Issues. Except as described in the Registration Statement, the General Disclosures Package and the Prospectus, to the Company’s knowledge, neither the Sponsor nor any director or officer of the Company is subject to a non-competition, non-solicitation or other agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of stockholder, director or officer of the Company, as applicable.

(b)                Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)                Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,750,000 Units as Option Securities, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 45 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                Payment. Payment of the Initial Securities shall be made at the offices of Freshfields Bruckhaus Deringer US LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment for the Initial Securities on the Closing Time shall be made as follows: A portion of the net proceeds for the Initial Securities (including the Deferred Discount (as defined below) attributable to the Initial Securities) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with the gross proceeds of the sale of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representatives of the Initial Securities through the facilities of The Depository Trust Company (“DTC”) or, if the Representatives has otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Initial Securities, in each case for the account of the Underwriters. The Initial Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two business days prior to the Closing Time. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Initial Securities for delivery, at least one business day prior to the Closing Time at a location in New York City as the Representatives may designate. At least one business day prior to the date of the effectiveness of the Registration Statement, the Company shall deposit the net proceeds from the sale of the Private Placement Warrants into the Trust Account as provided by the terms of the Private Placement Agreement.

Payment for the Option Securities on each Date of Delivery, if any, shall be made as follows: the purchase price set forth in Schedule A hereto (including any Deferred Discount attributable to the Option Securities) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representatives of the Option Securities through the facilities of DTC or, if the Representatives has otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Option Securities for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two business days prior to the Date of Delivery. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Option Securities for delivery, at least one business day prior to the Date of Delivery. At least one business day prior to the Option Securities settlement date, the Company shall deposit the proceeds from the sale of the applicable Private Placement Warrants into the Trust Account as provided by the terms of the Private Placement Agreement.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. BofA, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

In addition to the discount from the public offering price represented by the purchase price set forth in Schedule A hereto, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Security (including both Initial Securities and Option Securities) purchased hereunder (collectively, the “Deferred Discount”). The aggregate amount of the Deferred Discount will be paid directly to the Representatives, on behalf of the Underwriters, by CST from amounts on deposit in the Trust Account by wire transfer payable in same-day funds if and when the Company consummates the initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Company’s charter and the funds held under the Trust Agreement are distributed to the holders (the “Public Stockholders”) of the shares of Class A Shares included in the Securities sold pursuant to this Agreement (the “Public Shares”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) CST under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders holding Public Shares on a pro rata basis.

SECTION 3.          Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering and sale of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the earlier of (i) the exercise in full of the Underwriters’ option described in Section 2(b) hereof and (ii) the expiration of such option in accordance with Section 2(b) hereof and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                 Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                Listing. The Units, Class A Common Stock and Public Warrants have been approved for listing on the NYSE, subject only to official notice of issuance. The Company will use best efforts to effect and maintain the listing of the Units, Class A Common Stock and Public Warrants on the NYSE.

(i)                 Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (x)(i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any Units, Class A Shares, Founder Shares, Warrants, public or private, or any securities convertible into, or exercisable, or exchangeable for, Units, Class A Shares, Founder Shares, or Warrants or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Units, Class A Shares, Founder Shares or Warrants, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Units, Class A Shares, Founder Shares or Warrants or other securities, in cash or otherwise, or (y) release the Sponsor or any officer or director of the Company or any of their respective transferees from the 180-day lock up contained in the Insider Letter or amend such provision. Clause (x) of the foregoing sentence shall not apply to (A) the Initial Securities and the Option Securities to be sold hereunder, (B) the issuance and sale of the Private Placement Warrants, (C) registration of the resale of securities under the 1933 Act pursuant to the Registration Rights Agreement in accordance with the terms of the Registration Rights Agreement or (D) issuance of securities in connection with a Business Combination.

(j)                 Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)                Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Securities that constitutes or would constitute a Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(l)                 Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(m)              Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n)                Investment Company Act. The Company shall cause a portion of the proceeds of the offering and sale of the Securities and the sale of the Private Placement Warrants meeting the requirements of the second paragraph of Section 2(c) hereof to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the 1940 Act as set forth in the Trust Agreement and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the 1940 Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the 1940 Act.

(o)                Maintenance of Funds in the Trust Account. During the period prior to the Company’s initial Business Combination or Liquidation (as defined below), the Company may instruct CST under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account not previously released to the Company to pay its taxes) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination, any amendment the Company proposes to its charter pursuant to which Public Stockholders are offered the right to redeem their Public Shares in connection therewith as contemplated in the last sentence of Section 3(t) hereof or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the offering and sale of the Securities and the sale of the Private Placement Warrants held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution. For purposes of this Agreement, “Liquidation” means the distribution of the Trust Account to the Public Stockholders in connection with the redemption of Class A Shares held by the Public Stockholders pursuant to the terms of the Company’s charter if the Company fails to consummate an initial Business Combination.

(p)                Maintaining Registration of Securities. Until the Termination Date, the Company will use its commercially reasonable efforts to maintain the registration of the Units, Class A Shares and Warrants under the 1934 Act. The Company will not deregister the Units, Class A Shares or Warrants under the 1934 Act prior to the Termination Date without the prior written consent of the Representatives.

(q)                Agreement Not to Issue Additional Securities. Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any Units, Class A Shares or Warrants, public or private, or any options or other securities convertible into Units, Class A Shares or Warrants, or any preferred securities, in each case, that participate in any manner in the Trust Account or that vote as a class with the Class A Shares on a Business Combination.

(r)                 Registrar, Transfer Agent and Warrant Agent. For a period commencing on the date hereof and ending on the Termination Date, the Company shall retain a registrar, transfer agent and warrant agent covering the Securities, the Class A Shares and the Warrants.

(s)                 No Business Combination with Affiliates. The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company’s stockholders from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers or directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with identifying, investigating, negotiating and completing a Business Combination to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement, the General Disclosure Package and the Prospectus and (iii) may be paid $40,000 per month under the Administrative Support Agreement.

(t)                 Consummation of the Initial Business Combination. The Company, subject to the Company’s charter, may consummate the initial Business Combination and conduct redemptions of Public Shares for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E under the 1934 Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each Public Stockholder with the opportunity prior to the consummation of the initial Business Combination to redeem the Public Shares held by such Public Stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the offering and the sale of the Securities and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account not previously released to the Company to pay its taxes, divided by (B) the total number of Public Shares then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law or stock exchange rules in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, each of the Sponsor and the Company’s officers and directors has agreed to vote all of their Founder Shares and any Class A Shares they may acquire during or after the offering and sale of the Securities in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder the right to have its Public Shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the offering and the sale of the Securities and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account not previously released to the Company to pay its taxes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares of capital stock entitled to vote thereon at a duly held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem Public Shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding Public Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the Closing Time (or any extension period provided for in the Company’s charter), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of Public Shares then outstanding, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding Public Shares shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company. The Company will not propose any amendment to its charter (A) to modify the substance or timing of its obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the Closing Time (or such later date as has been approved pursuant to an amendment to the Company’s charter) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity as described in the Company’s charter, unless the Company offers the right to redeem the Public Shares in connection with such amendment.

(u)                Announcement of the Consummation of the Initial Business Combination. In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the offering and sale of the Securities, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(v)                Payment of Deferred Discount. Upon the consummation of the initial Business Combination, the Company will pay, or direct CST under the Trust Agreement to pay, the Representatives, on behalf of the Underwriters, the Deferred Discount out of the proceeds held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period provided in the Company’s charter, the Deferred Discount will not be paid to the Underwriters and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders holding Public Shares. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(w)              Waiver of Interests to the Funds. Prior to the consummation of an initial Business Combination or the Liquidation, the Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders holding Public Shares.

(x)               Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day period referred to in Section 3(i).

(y)               Reservation of Unissued Securities of the Company. The Company will reserve and keep available that maximum number of its authorized but unissued Class A Shares that are issuable upon exercise of any of the Warrants, the Private Placement Warrants or the Working Capital Warrants, if any, or upon conversion of any Founder Shares that are then outstanding.

(z)               Cancellation of Founder Shares. Upon the earlier of (i) the exercise in full of the Underwriters’ option described in Section 2(b) hereof and (ii) the expiration of such option in accordance with the terms of Section 2(b) hereof, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 937,500 by (b) a fraction, (i) the numerator of which is 3,750,000 minus the number of Class A Shares purchased by the Underwriters upon the exercise of their overallotment option to purchase Option Securities, if any, and (ii) the denominator of which is 3,750,000. For the avoidance of doubt, if the Underwriters exercise their overallotment option to purchase Option Securities in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares as required above.

(aa)             Audited Balance Sheet. The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Time (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the offering and sale of the Securities on the Closing Time. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) business days after the Closing Time, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Option Securities, the Company shall promptly, but not later than four (4) business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(bb)            Ongoing Review of Financial Statements. Until the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters of the year prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to the Company’s stockholders.

(cc)             Furnishing of Financial Statements. Until the Termination Date, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as any Underwriter may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

(dd)            Audit Committee Review. Prior to the earlier of the consummation of the initial Business Combination and the Liquidation, the Company shall cause its audit committee to review and approve all payments made to the Sponsor, any of the Company’s directors, officers or special advisors, or any of the Company’s or their respective affiliates, other than those approved by the Company’s board of directors in connection with the offering and sale of the Securities.

(ee)             No Breach of Charter. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its charter.

(ff)               Subsequent Financial Advisory Services. For a period of 60 days following the effectiveness date of the Registration Statement, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, provided that such services are relevant to the underwriting terms and arrangements of the offering, the Company agrees that it shall promptly provide to the Representative and counsel to the Underwriters a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the offering of the Securities. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the initial Business Combination for purposes of offering redemption of Public Shares held by its Public Stockholders or for soliciting stockholder approval, as applicable.

(gg)          The Company shall advise FINRA, the Representative and its counsel if it is aware that any 10% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

SECTION 4.          Payment of Expenses.

(a)             Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stamp or transfer taxes (but, in no event, income taxes imposed on an Underwriter) payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of CST under the Trust Agreement and each registrar, transfer agent, and warrant agent for the Securities, the Class Shares and the Warrants, (vii) the costs and expenses of the Company relating to investor presentations or any Written Testing-the-Waters Communication or Marketing Materials undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the background checks on the Company’s directors, director nominees and executive officers as requested by the Representatives, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, it being understood that payment of such reasonable fees and disbursements of counsel shall not exceed $25,000, (x) the fees and expenses incurred in connection with the listing of the Securities, the Class A Shares and the Warrants on the Exchange and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii).

(b)             Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9 or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.          Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)             Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)            Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Vinson & Elkins LLP, counsel for the Company, in form and substance satisfactory to the Representatives.

(c)             Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(d)            Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e)             Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Marcum LLP, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)              Bring-Down Comfort Letter. At the Closing Time, the Representatives shall have received from Marcum LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)             Approval of Listing. At the Closing Time, the Securities, the Class A Shares and the Warrants shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(h)             No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering and sale of the Securities.

(i)                 Transactional Documents. On or prior to the date hereof, the Company shall have delivered to the Representatives executed copies of the Operative Agreements as then in full force and effect, which shall not be amended or supplemented without the prior written consent of the Representatives. With regard to the Insider Letter, if any additional persons shall become officers or directors of the Company prior to the end of the 180-day period referred to in Section 3(i), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as an officer or director, to execute and deliver to the Representatives the Insider Letter.

(j)                 Deposit to the Trust Account. The Sponsor (at least one business day prior to the date of effectiveness of the Registration Statement) shall have caused the purchase price for the Private Placement Warrants to be deposited into the Trust Account so that together with the net proceeds from the offering and sale of the Securities (including the Deferred Discount), the Trust Account would equal at all times the product of the number of Securities sold and the public offering price per Security as set forth on the cover of the Prospectus. Notwithstanding the foregoing, in no event will the Company take any action that would result in the Company receiving proceeds from the sale of the Private Placement Warrants in excess of the sum of (i) the amount required to satisfy the obligation in the immediately preceding sentence, (ii) the amount of the underwriting discount from the public offering price represented by the purchase price set forth in Schedule A of this Agreement and (iii) the amount of money to be held by the Company outside of the Trust Account, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)                Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option described in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)       Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)       Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Vinson & Elkins LLP, counsel for the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)       Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)       Bring-Down Comfort Letter. If requested by the Representatives, a letter from Marcum LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(l)                 Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives.

(m)              Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.          Indemnification.

(a)                Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information, including roadshow materials, provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)       Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)       Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering and sale of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering and sale of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus; provided, however, that, notwithstanding the foregoing, (X) the total net proceeds from the offering and sale of the Securities received by the Company shall be deemed to include the total amount of the Deferred Discount except if and when, and only to the extent that, the Deferred Discount has been actually paid in cash to the Underwriters and (Y) the total underwriting discount received by the Underwriters shall exclude the total amount of the Deferred Discount except if and when, and only to the extent that, the Deferred Discount has been actually paid in cash to the Underwriters.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each employee of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.          Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers, directors, employees or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.          Termination of Agreement.

(a)                Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Exchange, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.      Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)               if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and Citigroup at 388 Greenwich Street, New York, New York 10013, attention of General Counsel (facsimile: (646) 291-1469); in each case with a copy (which shall not constitute notice) to Freshfields Bruckhaus Deringer US LLP, 2710 Sand Hill Road, Menlo Park, California 94025, attention of Sarah K. Solum; notices to the Company shall be directed to it at 50 California Street, Suite 680, San Francisco, California 94111, attention of Phyllis Reid; in each case with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas, 77002, attention of Sarah K. Morgan.

SECTION 12.      Patriot Act Compliance. The Company acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13.     No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering and sale of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering and sale of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its affiliates on other matters) and no Underwriter has any obligation to the Company with respect to the offering and sale of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering and sale of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 14.       Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15.     Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.       Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.      Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or other proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19.     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows]

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ACTIVATE PERMANENT CAPITAL CORP.

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:
Authorized Signatory

CITIGROUP GLOBAL MARKETS, INC.

By:
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $10.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $9.80, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and paid or payable on the Initial Securities but not payable on the Option Securities. The underwriting discounts and commissions shall be $0.55 per Security, including $0.35 per Security in the aggregate payable to the Underwriters for the Deferred Discount to be deposited into the Trust Account and released to the Underwriters upon completion of the initial Business Combination in accordance with the Trust Agreement.

Name of Underwriter	Number of Initial Securities
BofA Securities, Inc.
Citigroup Global Markets, Inc.
Nomura Securities International, Inc.

Total	25,000,000

SCHEDULE B-1

Pricing Terms

1.       The Company is selling 25,000,000 Units.

2.       The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,750,000 Units.

3.       The initial public offering price per share for the Securities shall be $10.00.

SCHEDULE B-2

Written Testing-the-Waters Communications: Investor presentations on [date] and [date].